                                                                   Exhibit 10.13

                            THIRD AMENDMENT TO LEASE


         THIS THIRD AMENDMENT TO LEASE, made this 25th day of March, 1996 between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord," and GERON CORPORATION, a Delaware corporation herein referred to as "Tenant."

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into a Lease entitled "BUSINESS PARK LEASE" ("Lease") dated January 20, 1993, for certain demised premises located at 194 Constitution Drive and 200 Constitution Drive, Menlo Park, California, as more particularly described in said Lease; and

         WHEREAS, said Lease was amended pursuant to a First Amendment to Lease dated July 26, 1993 and a Second Amendment to Lease dated February 22, 1994; and

         WHEREAS, Tenant is expanding its operations by leasing an additional building from Landlord;

         WHEREAS, Landlord and Tenant desire to make certain amendments to the Lease in order to make the demised term and option periods of the Lease coterminous with the new lease for the additional building, all as more particularly set out herein below.

         NOW THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

         1. Section 1.1. of the Lease is amended as follows: Notwithstanding anything to the contrary in this Section 1.1. or the Lease, the demised term of the lease is extended through and including January 31, 2002.

         2. Section 1.3. of the Lease is amended by deleting therefrom the words and numerals "one (1)" and "five (5)" in the first sentence thereof and replacing them with, respectively, the words and numerals "two (2)" and "two and one-half (2.5)" and replacing the term "period" with term "periods." The effect of the foregoing amendments is that Tenant shall have two (2) two and one-half (2.5) year options instead of one (1) five (5) year option to extend the demised term.

         3. Section 1.3. of the Lease is further amended by adding the following subparagraph F. thereto:

                  "F. Exercise of the first option to extend the demised term is an express condition precedent to the exercise of the second option to extend the demised term."

         4. Section 2.1. of the Lease is amended by adding the following thereto immediately prior to the final sentence thereof:

                  "for the sixth year during the demised term the amount of Three Hundred Two Thousand Six Hundred Two Dollars ($302,602.00) per annum, payable in twelve (12) equal monthly installments of Twenty Five Thousand Two Hundred Sixteen and, 83/100 Dollars ($25,216.83); for the seventh year during the demised term the amount of Three Hundred Fourteen Thousand Seven Hundred Six and 06/100 Dollars ($314,706.06) per annum, payable in twelve (12) equal monthly installments of Twenty Six Thousand Two Hundred Twenty Five and 50/100 Dollars ($26,225.50); for the eighth year during the demised term the amount of Three Hundred Twenty Seven Thousand Two Hundred Ninety Four and 30/100 Dollars ($327,294.30) per annum, payable in twelve (12) equal monthly installments of Twenty Seven Thousand Two Hundred Seventy Four and 53/100 Dollars ($27,274.53); and for the ninth year during the demised term, the amount of Twenty Eight Thousand Three Hundred Sixty Five and 51/100 Dollars ($28,365.51) per month.

         5. Section 2.2. of the Lease is deleted in its entirety and replaced by the following:

                  "Section 2.2. Base Rent during the extended term(s) if any, shall be as follows: for the first year during the first extended term (i.e., February 1, 2002 through January 31, 2003) the amount of Three Hundred Fifty Four Thousand One and 51/100 Dollars ($354,001.51) per annum, payable in twelve
(12) equal monthly installments of Twenty Nine Thousand Five Hundred and 13/100 Dollars ($29,500.13); for the second year of the first extended term (i.e., February 1, 2003 through January 31, 2004) the amount of Three Hundred Sixty Eight Thousand One Hundred Sixty One and 57/100 Dollars ($368,161.57) per annum, payable in twelve (12) equal monthly installments of Thirty Thousand Six Hundred Eighty and 13/100 Dollars ($30,680.13); for the next six (6) months during the first extended term (i.e., February 1, 2004 through July 31, 2004) the amount of Thirty One Thousand Nine Hundred Seven and 34/100 Dollars ($31,907.34) per month; for the first six (6) months of the second extended term, if any, (i.e., August 1, 2004 through January 31, 2005) the amount of Thirty One Thousand Nine Hundred Seven and 34/100 Dollars ($31,907.34) per month; for the first full year of the second extended term, if any, (i.e., February 1, 2005 through January 31, 2006) the amount of Three Hundred Ninety Eight Thousand Two Hundred Three and 60/100 Dollars ($398,203.60) per annum, payable in twelve (12) equal monthly installments of Thirty Three Thousand One Hundred Eighty Three and 63/100 Dollars ($33,183.63); and for the last year of the second extended term, if any, (i.e., February 1, 2006 through January 31, 2007) the amount of Four Hundred Fourteen Thousand One Hundred Thirty One and 73/100 Dollars ($414,131.73) per annum, payable in twelve (12) equal monthly installments of Thirty Four Thousand Five Hundred Ten and 98/100 Dollars ($34,510.98)."

         2. Except as provided in this Third Amendment to Lease and that certain Second Amendment to Lease dated February 22, 1994 and that certain First Amendment to Lease dated July 26, 1993, it is understood and agreed that all other terms and conditions of the Lease shall be and remain the same.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease as of the date first hereinabove written.

TENANT:                                  LANDLORD:
GERON CORPORATION,                       DAVID D. BOHANNON ORGANIZATION,
a Delaware Corporation                   a California corporation


By: /s/ Geron Corporation                By: /s/ David D. Bohannan Organization
   -------------------------                 ----------------------------
         Vice President                             Vice President


By: /s/ David L. Greenwood               By: /s/ David D. Bohannan Organization
   -------------------------                 ----------------------------
         Secretary                                  Assistant Secretary

                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE, made this 22nd day of February, 1994, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord", and GERON CORPORATION, a Delaware corporation, herein referred to as "Tenant".

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a Lease entitled "BUSINESS PARK LEASE" ("Lease") dated January 20, 1993, for certain demised premises located at 194 Constitution Drive and 200 Constitution Drive, Menlo Park, California, as more particularly described in said Lease; and

     WHEREAS, said Lease was amended pursuant to a First Amendment to Lease dated July 26, 1993; and

     WHEREAS, pursuant to the Lease, Tenant improved the demised premises and has taken possession of the demised premises and the demised term of the Lease commenced as of February 9, 1993 for the 200 Constitution portion of the demised premises and on October 1, 1993 for the 194 Constitution portion of the demised premises; and

     WHEREAS, Tenant's financial investment in leasehold and Tenant Improvements to the demised premises (the "Tenant Improvement Costs") has exceeded Landlord's and Tenant's initial expectations; and

     WHEREAS, Landlord and Tenant desire to make certain amendments to the Lease in order for Tenant to recapture a portion of the Tenant Improvement Costs, all as more particularly set out hereinbelow.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

     1. Subparagraph 6.1.A (ii) of Section 6.1 of the Lease is hereby deleted in its entirety and replaced by the following:

     "(ii) in the case of each and every sublease during the initial five (5) year demised term, Tenant shall not be obligated to pay Landlord any Sublease Premium (as defined below) received by or on behalf or on account of Tenant; and

     (iii) in the case of each and every sublease entered into after the initial five (5) year demised term during any option period, or in the case of any sublease entered into during the initial five (5) year demised term which extends beyond said five (5) years, fifty percent (50%) of any Sublease Premium derived from that sublease during any such option period. "Sublease Premium" shall mean ALL rent, and/or other monies, property, and consideration of every kind whatsoever paid to Tenant by the subtenant under a sublease, LESS all Tenant's reasonable costs actually incurred of subleasing such space, including, without limitation, broker's commissions, and base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space as and when such rent, monies, property and consideration is received by Tenant as sublessor."

     2. Except as provided in this Second Amendment to Lease and that certain First Amendment to Lease dated July 26, 1993, it is understood and agreed that all other terms and conditions of the Lease shall be and remain the same.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the date first hereinabove written.

TENANT:                            LANDLORD:
GERON CORPORATION,                 DAVID D. BOHANNON ORGANIZATION,
a Delaware Corporation             a California corporation



By: /s/ Geron Corporation          By: /s/ David D. Bohannon Organization
   -------------------------           ----------------------------------
             Vice President                   Vice President



By: /s/ Geron Corporation          By: /s/ David D. Bohannon Organization
   -------------------------           ----------------------------------
             Secretary                        Assistant Secretary

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE is made this 25th day of March, 1996, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord", and GERON CORPORATION, a Delaware corporation, herein referred to as "Tenant".

                                    RECITALS:

         1. Landlord and Tenant have previously entered into a lease ("Lease") dated March 25, 1996, for demised premises ("Premises") located at 230 Constitution Drive, Menlo Park, California, as more particularly described in said Lease.

         2. It was estimated that Landlord would deliver possession of the Premises to Tenant on or about November 1, 1996, subject to the vacation thereof by the existing tenant.

         3. The existing tenant has agreed to vacate the Premises on or after July 1, 1996, and the parties wish to amend the Lease to allow for the earlier commencement of the Lease, as more particularly set forth hereinbelow.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree as follows:

         1. Upon execution and delivery of this First Amendment to Lease,
Section 1.1. of the Lease shall be deleted in its entirety and the following shall be inserted in-lieu thereof:

                  "Section 1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises (as described in Exhibit "A" and located substantially as shown on Exhibit "B" attached hereto) upon and subject to the terms and provisions of this Lease for a demised term of approximately five (5) years (plus any partial period prior to February 1, 1997) commencing on the date Landlord delivers possession of the demised premises to Tenant (estimated to be on or after July 1, 1996), and ending on January 31, 2002. Landlord acknowledges that Tenant will suffer damages if it is unable to take possession of the demised premises on or before November 1, 1996. Landlord shall use its best efforts (including without limitation initiating unlawful detainer proceedings) to remove the existing tenant from the demised premises if the existing tenant fails to surrender possession of the demised premises on or before October 31, 1996. If for any reason the existing tenant fails to surrender possession of the demised premises so that Landlord is unable to deliver possession thereof to Tenant on or before February 1, 1997, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord, to terminate this Lease."


         2. Upon execution and delivery of this First Amendment to Lease, base rent payable pursuant to Section 2.1. of the Lease for the period from commencement of the demised term through January 31, 1998 shall be revised as follows: for the period from commencement of the demised term to and including October 31, 1996, Tenant shall pay, as base rent, the amount of Thirteen Thousand Four Hundred and 52/100 Dollars ($13,400.52) per month (including a proration for partial months); for the period from November 1, 1996, to and including January 31, 1997, base rent payable under the Lease shall be abated; and for the period from February 1, 1997, to and including January 31, 1998, Tenant shall pay, as base rent, the amount of Three Hundred Three Thousand Four Hundred Eight Dollars ($303,408.00) per annum, payable in twelve (12) equal monthly installments of Twenty Five Thousand Two Hundred Eighty Four Dollars ($25,284.00). Base rent for the remainder of the demised term shall be payable as provided in Section 2.1. of the Lease.

         3. Upon execution and delivery of this First Amendment to Lease, Tenant's obligation to pay additional rent pursuant to the Lease shall be as follows: for the period from commencement of the demised term to and including October 31, 1996, Tenant shall pay, as additional rent, an amount equal to fifty percent (50%) of (i) the real property taxes payable pursuant to Section 17.1,
(ii) the costs and expenses incurred by Landlord in the operation, maintenance and/or replacement of (x) the Parking and Accommodation Areas payable pursuant to Article 18, and (y) the demised premises pursuant to Section 11.3; and (iii) the insurance costs payable pursuant to Sections 10.5 and 10.9; for the period from November 1, 1996, to and including January 31, 1997, additional rent (described in (i), (ii) and (iii) above) payable pursuant to the Lease shall be abated; and for the period from February 1, 1997, through the remainder of the demised term (including any extensions thereof) all payments to be made by Tenant to Landlord shall be payable pursuant to the terms of the Lease. The foregoing limitations on additional rent shall not apply to any costs for maintenance, repair or replacements made necessary on account of: (i) negligent acts or omissions of Tenant or its agents, employees, invitees or contractors;
(ii) the particular nature of Tenant's business or operations; or (iii) equipment furnished by Tenant and maintained by Landlord. Additionally, Tenant shall, during the entire demised term, pay for all utilities pursuant to Section 5.1; insurance pursuant to Sections 9.2. and 10.6; maintenance and repair pursuant to Section 11.2; and taxes pursuant to Sections 17.3, 17.4, 17.5 and 17.6; and shall otherwise keep and observe all of the terms and conditions of the Lease.

         4. This First Amendment to Lease is expressly conditioned upon Landlord entering into an amendment to the lease between Landlord and Ericcson-Raynet ("Raynet") for the Premises with Raynet for the early termination of Raynet's lease on terms and conditions acceptable to Landlord, in Landlord's sole and unfettered discretion, and upon Raynet's vacation of the Premises. If Landlord fails to enter into such an amendment with Raynet, or if Raynet does not vacate the Premises on or before August 31, 1996, then this First Amendment to Lease shall, at Landlord's election, be null and void.

         5. Except as herein modified, the terms of the Lease are and shall remain the same.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the date first hereinabove written.

TENANT:                                   LANDLORD:
GERON CORPORATION,                        DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation                    a California corporation

By /s/ Geron Corporation                  By /s/ David D. Bohannon Organization
  ------------------------                   ----------------------------------
         President                                 Vice President


By /s/ Geron Corporation                  By /s/ David D. Bohannon Organization
  ------------------------                   ----------------------------------
         Secretary                                 Assistant Secretary

                               BUSINESS PARK LEASE

     THIS LEASE is made this 20th day of January, 1993, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord," and GERON CORPORATION, a Delaware corporation, herein referred to as "Tenant".

                                   WITNESSETH:


                          ARTICLE 1 - PREMISES AND TERM

     Section 1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises (as described in Exhibit "A" and located substantially as shown on Exhibit "A-1" attached hereto) upon and subject to the terms and provisions of this Lease for a demised term of Five (5) years (plus any partial period prior to the commencement of the first full calendar month), commencing on February 1, 1993, with respect to that portion of the demised premises shown cross-hatched on Exhibit "C" and commonly known as 200 Constitution Drive, and commencing on August 1, 1993 with respect to that portion of the demised premises shown diagonally lined on Exhibit "C" and commonly known as 194 Constitution Drive. The end of the initial five (5) year term for the entire demised premises shall be calculated from February 1, 1993. Landlord and Tenant acknowledge that the demised premises consists of the building and improvements together with the parcel of land described in Exhibit "A" hereto and that Landlord retains custody and control of the surrounding areas outside of the building (including the Parking and Accommodation Areas described in Article 18), subject to Tenant's right to use said areas as described in Article 18 below.

     Section 1.2. The demised premises are currently occupied by an existing tenant pursuant to leases which are currently in full force and effect. This Lease and the obligations of Tenant and Landlord hereunder are expressly conditioned upon Landlord obtaining a satisfactory termination agreement from the existing tenant with respect to the 200 Constitution portion of the demised premises and, in the case of both 200 Constitution and 194 Constitution, the vacation of the demised premises by the existing tenant, unless the Tenant hereunder agrees, in its sole discretion, to allow the existing tenant to remain in a portion of the demised premises. The existing leases are scheduled to expire on, respectively, May 31, 1993 for 200 Constitution Drive and July 31, 1993 for 194 Constitution Drive. Notwithstanding anything to the contrary contained in this Section, if the leases with the existing tenant are not terminated prior to the respective expiration dates, and subject to Section 3.1., this Lease shall commence on June 1, 1993 with respect to 200 Constitution and August 1, 1993 with respect to 194 Constitution.

     Section 1.3. Provided that Tenant is not at the time Landlord receives Tenant's written notice to exercise the option described in this Section 1.3., and has not been, in default under any of the terms and conditions hereof, which default has not been cured within the applicable cure periods set forth in
Article 13 below, Tenant shall have the option to extend the demised term of this Lease for one (1) additional period of five (5) years upon the terms and conditions set forth herein:

     A. Tenant shall exercise the option by written notice to Landlord given at least two hundred seventy (270) days prior to the expiration of the original demised term; provided that, if during the last two (2) years of the initial demised term, Landlord should receive a bonafide offer to lease the demised premises at the end of the initial demised term from another tenant, which offer Landlord is prepared to accept, then Tenant shall have ten (10) business days from receipt of notice from Landlord that Landlord has received such an offer (together with a copy of such bonafide offer) to exercise its option upon the terms and conditions of this Section 1.3. Should Tenant fail to exercise its option to extend the lease within ten (10) business days, then said option shall be null and void.

     B. Base rent shall be as set forth in Section 2.2. below.

     C. There shall be no further option to extend.

     D. All other terms and conditions shall be as set forth in the Lease, and all references to the demised term shall mean the extended term.

     E. The option to extend may only be exercised by Geron Corporation ; provided that, Geron may exercise the option in its behalf if Geron Corporation has subleased any or all of the demised premises and Landlord has consented to such sublease. The option cannot be transferred nor can it be exercised by Geron Corporation if Geron Corporation has assigned its rights under this Lease to a third party.


                                ARTICLE 2 - RENT

     Section 2.1. Tenant covenants and agrees to pay to Landlord without setoff, recoupment, deduction or demand, of any nature whatsoever, base rent as follows: for the first year during the demised term from the commencement of the demised term at 200 Constitution Drive until the commencement of the demised term at 194 Constitution Drive the amount of Twelve Thousand Ninety Six Dollars ($12,096.00) per month, and for the balance of the first year commencing with the commencement of the demised term at 194 Constitution Drive the amount of Twenty Thousand Seven Hundred Twenty Six and 40/100 Dollars ($20,726.40) per month; for the second year during the demised term the amount of Two Hundred Fifty Eight Thousand Six Hundred Sixty Five and 47/100 Dollars

($258,665.47) per annum, payable in twelve (12) equal monthly installments of Twenty One Thousand Five Hundred Fifty Five and 46/100 Dollars ($21,555.46); for the third year of the demised term the amount of Two Hundred Sixty Nine Thousand Twelve and 08/100 Dollars ($269,012.08) per annum, payable in twelve
(12) equal monthly installments of Twenty Two Thousand Four Hundred Seventeen and 67/100 Dollars ($22,417.67); for the fourth year during the demised term the amount of Two Hundred Seventy Nine Thousand Seven Hundred Seventy Two and
56/100 Dollars ($279,772.56) per annum, payable in twelve (12) equal monthly installments of Twenty Three Thousand Three Hundred Fourteen and 38/100 Dollars ($23,314.38); and for the fifth year during the demised term the amount of Two Hundred Ninety Thousand Nine Hundred Sixty Three and 46/100 Dollars ($290,963.46) per annum, payable in twelve (12) equal monthly installments of Twenty Four Thousand Two Hundred Forty Six and 96/100 Dollars ($24,246.96). Base rent shall be paid monthly in advance on the first (1st) day of each calendar month.

     Section 2.2. Base rent during the extended term, if any, shall be as follows: for the sixth year during the extended term the amount of Three Hundred Two Thousand Six Hundred Two Dollars ($302,602.00) per annum, payable in twelve
(12) equal monthly installments of Twenty Five Thousand Two Hundred Sixteen and 83/100 Dollars ($25,216.83); for the seventh year during the extended term the amount of Three Hundred Fourteen Thousand Seven Hundred Six and 06/100 Dollars ($314,706.06) per annum, payable in twelve (12) equal monthly installments of Twenty Six Thousand Two Hundred Twenty Five and 50/100 Dollars ($26,225.50); for the eighth year during the extended term the amount of Three Hundred Twenty Seven Thousand Two Hundred Ninety Four and 30/100 Dollars ($327,294.30) per annum, payable in twelve (12) equal monthly installments of Twenty Seven Thousand Two Hundred Seventy Four and 53/100 Dollars ($27,274.53); for the ninth year during the extended term the amount of Three Hundred Forty Thousand Three Hundred Eighty Six and 07/100 Dollars ($340,386.07) per annum, payable in twelve
(12) equal monthly installments of Twenty Eight Thousand Three Hundred Sixty Five and 51/100 Dollars ($28,365.51); and for the tenth year during the extended term the amount of Three Hundred Fifty Four Thousand One and 51/100 Dollars ($354,001.51) per annum, payable in twelve (12) equal monthly installments of Twenty Nine Thousand Five Hundred and 13/100 Dollars ($29,500.13).

     Section 2.3. All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

     Section 2.4.A. Upon occupancy of the demised premises, Tenant shall pay to the Landlord Twelve Thousand Ninety Six Dollars ($12,096.00) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

     B. Upon occupancy of 200 Constitution, Tenant shall pay to Landlord Twelve Thousand One Hundred Twenty Three and 48/100 Dollars ($12,123.48); and upon occupancy of 194 Constitution, Tenant shall pay to Landlord an additional Twelve Thousand One Hundred Twenty Three and 48/100 Dollars ($12,123.48), all of which shall be held as a Security Deposit pursuant to the terms of Section 19.9.

     Section 2.5. In addition to base rent under Section 2.1., all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term "rent" wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.

     Section 2.6. Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

     Section 2.7. For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof. For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, rent shall be prorated on the basis of the rental rate then payable.


                   ARTICLE 3 - LANDLORD'S WORK - TENANT'S WORK

     Section 3.1. Landlord represents, to the best of Landlord's knowledge, that the building and the demised premises have been constructed in compliance with all requirements of municipal, county, state, federal and other applicable governmental authorities in effect and applicable to the building and the demised premises as of the date this Lease is executed by Landlord and Tenant. Landlord further represents that all basic mechanical (including heating, ventilating and air conditioning), plumbing, sprinkler and electrical systems shall be in good and operating condition as of the date the Tenant takes possession of the demised premises. The foregoing representation shall not apply to any special mechanical equipment, plumbing, sprinkler or electrical systems installed by the prior tenant.

     Pursuant to California Health and Safety Code section 25359.7(a), Landlord has notified Tenant that hazardous substances have come to be located on the demised premises as a result of the activities of the existing tenant of the demised premises. Tenant's obligation to occupy, take possession of or accept the demised premises is, at Tenant's option, subject to the following conditions precedent:

             (1) The "full closure" of that portion of the demised premises known as 200 Constitution Drive on or before May 31, 1993, and the "full closure" of that portion of the demised premises known as 194 Constitution Drive on or before October 31, 1993. The foregoing shall be accomplished at no cost or expense to Tenant. "Full closure" shall mean the written confirmation by applicable governmental authorities that the demised premises have complied with applicable closure requirements and that all decommissioning, testing and cleanup work required by applicable governmental authorities as a condition of such closure requirements have been met and satisfied including, without limitation, those required by federal, California and local statutes, regulations and ordinances and by the Menlo Park Fire Department and the County of San Mateo. Landlord agrees to use its best efforts to cause the existing tenant to perform all investigations and activities necessary to obtain such full closure on or before the dates stated. Written evidence of full closure shall be delivered to Tenant promptly upon receipt by Landlord from the applicable governmental authorities. If full closure is not obtained by February 1, 1993 with respect to 200 Constitution and August 1, 1993 with respect to 194 Constitution and if Tenant does not, nevertheless, elect to occupy the 200 Constitution or 194 Constitution portion of the demised premises for which full closure is not obtained then, in that event, the commencement of the demised term and Tenant's obligation to pay rent shall, for such 200 Constitution portion or 194 Constitution portion, be delayed by one (1) day for each day that full closure is delayed beyond such respective commencement dates.

             (2) Landlord shall deliver to Tenant on or before thirty (30) days after full closure of, respectively, 200 Constitution Drive and 194 Constitution Drive, a written environmental site assessment prepared by a licensed environmental consultant reasonably approved by Tenant (the "ESA") stating that (or in the opinion of the consultant or to the best of the consultant's knowledge or belief) no hazardous substance unlawfully exists on or at the demised premises which would materially interfere with Tenant's use and occupancy of the demised premises or create a potential threat to human health. Landlord shall engage and compensate the ESA consultant. Tenant approves Green Environment as the environmental consultant.

             (3) If the ESA does not make the statement required by paragraph
         (2), then Landlord may, at its option, perform or cause to be performed and completed all further environmental assessments, investigations and remediation work recommended in the ESA on or before sixty (60) days after the ESA is delivered to Tenant. Such further assessments, investigations and remediation work shall be accomplished at no cost and expense to Tenant.

     If any one or more of the conditions described above are not fully satisifed within the time and in the manner specified, Tenant may, at its option, at any time thereafter until such condition is fully satisfied, cancel and terminate this Lease upon giving written notice of termination to Landlord at least thirty (30) days prior to the effective date of termination specified in such notice. In such event, this Lease shall terminate on the specified date and Tenant shall, except as hereinbelow provided, have no further obligation or liability to Landlord whatsoever.

     Landlord agrees at all times to protect, indemnify, defend and hold harmless Tenant from and against any and all claims, liabilities, damages, costs, fines, penalties and expenses, including attorneys' fees, arising directly or indirectly from or in connection with the condition and/or operation of the demised premises on or before the date Tenant takes possession of the demised premises.

     Except as hereinabove provided, Tenant's possession of the demised premises shall establish that the demised premises are in satisfactory condition at the time of Tenant's possession except for latent defects. Tenant's taking possession of the demised premises and acceptance shall not constitute a waiver of any representation or requirement set forth in this Section or any defect in regard to the mechanical, electrical, plumbing, sprinkler or other building systems. In the event that Tenant has occupied the 200 Constitution portion of the demised premises and Landlord has paid a portion of the Tenant Improvement allowance to Tenant pursuant to the terms of Section 3.2.B. below and Tenant shall thereafter terminate this Lease then, in that event, Tenant shall repay to Landlord the amount of the Tenant Improvement allowance previously paid to Tenant.

     Section 3.2.A. Tenant shall provide certain leasehold improvements ("Tenant Improvements") to be made to the demised premises in accordance with plans and specifications therefor (the "Plans") to be prepared under the direction of a licensed professional architect acceptable to Landlord and Tenant. Such plans, once approved by Landlord and Tenant, shall be made a part hereof as

Exhibit "C". Landlord's approval of the Plans shall not be unreasonably withheld. Tenant shall have the right to make changes in the Plans from time to time provided such changes are approved by Landlord, such approval not to be unreasonably withheld or delayed.

     B. Landlord shall contribute as an allowance toward the cost of the Tenant Improvements an amount equal to the lesser of (a) the actual cost of the Tenant Improvements or (b) Fifty One Thousand Eight Hundred Sixteen Dollars ($51,816.00) (i.e., Three Dollars ($3.00) per square foot [17,272 sq. ft. x $3.00 = $51,816.00]) on the following terms and conditions:

     (i) completion of the Tenant Improvements in or to the demised premises required by the Plans to be made by Tenant;

     (ii) acquisition by Tenant and receipt of a copy by Landlord of a certificate of occupancy (or other governmental authorization to occupy the demised premises) for the demised premises properly issued by the governmental body having jurisdiction thereof;

     (iii) receipt by Landlord of a statement from Tenant's architect certifying that the demised premises have been constructed in complete compliance with the Plans;

     (iv) receipt by Landlord of paid invoices, cancelled checks, contracts and other appropriate documentation to support and substantiate the cost of the Tenant Improvements; and

     (v) the allowance shall be paid to Tenant within thirty (30) days after Tenant occupies the demised premises, provided the conditions contained in (i) through (iv) hereinabove have been met.

     Notwithstanding the foregoing, Landlord and Tenant agree that since Tenant's occupancy is to occur in phases that Landlord will contribute up to $30,000.00 of the allowance towards Tenant's cost of installing Tenant Improvements in the 200 Constitution Drive portion of the demised premises provided that Tenant has complied with the conditions set forth in (i) through
(iv) above with respect to such portion of the demised premises.

     As used herein, the term "cost" shall be deemed to mean the actual hard costs of construction, including contractor fees, incurred for the Tenant Improvements to be installed in the demised premises, and the following costs are specifically excluded therefrom: the cost of Tenant's personal property and removable trade fixtures, inventory, and all soft costs, including without limitation, architect's fees, fees for permits, consulting engineer costs, inspection fees, fees of testing services and fees for processing and completing changes to Tenant's drawings and specifications.

     C. To the extent that the final Tenant Improvement cost is less than Three Dollars ($3.00) per square foot, the initial base rent as reserved under Section
2.1. shall be decreased at the rate of 2.2 cents ($0.022) per square foot per month for each One Dollar ($1.00) per square foot of cost reduction, (e.g., if the Tenant Improvement cost is Two Dollars ($2.00) per square foot [i.e., $34,544.00] then the initial base rent shall be decreased by $379.98 per month [i.e., 17,172 square feet times $0.022 per month]). Subsequent increases to base rent shall be recalculated also to reflect the agreed upon Four Percent (4%) per annum increases in the reduced base rent pursuant to this Section 3.2.C. . The rent reduction, if any, shall not be determined or implemented until after Tenant has completed all of the Tenant Improvements in the demised premises (both to 200 Constitution and 194 Constitution) and has occupied all of the demised premises.

     Section 3.3. Landlord and Tenant acknowledge that the demised premises are currently improved with tenant improvements which shall (subject to the work to be completed hereunder and the existing tenant's rights to remove trade fixtures, equipment and other personal property) remain in the demised premises upon the existing tenant's surrender of the existing demised premises. Tenant's lease of the demised premises includes the full use and benefit of the existing tenant improvements and Landlord and Tenant acknowledge that the base rent reflects the fact that the demised premises are improved. Landlord shall be responsible for the repair of any damage caused to the demised premises and/or to existing tenant improvements arising out of the existing tenant's vacating the demised premises and for delivery of the demised premises in the condition described in Section 3.1. Landlord makes no representations as to the operating condition of any of the tenant improvements or other equipment to be left behind, including any tenant installed mechanical systems or equipment.


                               ARTICLE 4 - STREETS

     Section 4.1. Tenant will endeavor to cause require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided for the demised premises described in Article 18 and as shown on Exhibit "A-1" and to allow Landlord to post the streets for no parking.


                          ARTICLE 5 - UTILITY SERVICES

     Section 5.1. Landlord has, at its own cost and expense, secured the installation of water, gas, sanitary sewers and electrical services to the demised premises, made all necessary connections thereof to the building, and paid all government fees and costs associated with said connections so that the foregoing utility services are provided to the demised premises. Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises and sewer use fees and charges whether ad valorum or not and any so called "sewer connection charges" based on increased wastewater discharge from the demised premises exclusively.
Tenant shall maintain such connections of utilities to the building.

     Section 5.2. Landlord shall not be liable to Tenant for the failure of any utility services unless caused by Landlord's deliberate act or omission provided that, in the event utility services to the demised premises are interrupted on account of Landlord's negligence, and in the further event Tenant as a result thereof cannot operate Tenant's business, then the base rent and additional rent called for under this Lease shall abate until such time as utility service is restored. Notwithstanding the foregoing, if utility serves to the demised premises are interrupted on account of Landlord's negligence and such interruption continues for more than 10 consecutive business days, Tenant shall have the right to terminate this Lease, which termination shall be effective as of the date Tenant's written notice is delivered to Landlord.


                  ARTICLE 6 - ASSIGNMENT - CHANGE OF OWNERSHIP

     Section 6.1.

     A. Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this Lease or the Tenant's interest in and to the demised premises without first procuring the written consent of Landlord. Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. Landlord's consent to a proposed sublease shall not be unreasonably withheld or delayed. Landlord's consent to a proposed assignment shall not be unreasonably withheld or delayed provided that the proposed assignee shall have:
(i) a net worth, at the time of the assignment or sublease, determined in accordance with good accounting principles, equal to or in excess of the net worth of Tenant at the date of the Lease; (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment or sublease; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than sixty (60) days notice prior to the effective date of any such assignment or sublease, and Landlord may at its election by giving written notice (the "Recapture Notice") to Tenant within fifteen (15) days after receipt of Tenant's notice, notify Tenant that Landlord intends to recapture the demised premises and terminate this Lease. If Tenant notifies Landlord in writing, within ten (10) days after the giving of the Recapture Notice, that Tenant withdraws Tenant's notice, then Tenant shall be deemed to have withdrawn Tenant's request for Landlord's consent to the proposed transfer, assignment, sublease, license, concession agreement, mortgage or hypothecation and Landlord shall have no right to recapture the demised premises and/or terminate this Lease pursuant to this Section. If Tenant fails to notify Landlord in writing, within ten (10) days after the giving of the Recapture Notice, that Tenant withdraws Tenant's notice or if Tenant notifies

Landlord, in writing, within ten (10) days after the giving of the Recapture Notice that Tenant does not withdraw Tenant's notice, then if and to the extent permitted by applicable law, this Lease shall automatically be deemed terminated as of the commencement or effective dates stated in Tenant's notice for the proposed transfer, assignment, sublease, license, concession agreement, mortgage or hypothecation, and Tenant shall surrender possession of the demised premises as of such date. Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term. Tenant agrees to reimburse Landlord for Landlord's reasonable outside attorneys' fees (not to exceed $1,000.00 ) incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant's interest in and to the demised premises. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

             (i) in the case of each and every assignment, an amount equal to ALL monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment of the leasehold estate and for all Included Property, if any, of Tenant transferred to the assignee as part of the transaction, less the unamortized cost of the Included Property, if any, determined on a straight-line basis over the period of the remaining demised term as such unamortized cost is certified to Landlord by Tenant's independent certified public accountant (at Tenant's expense). "Included Property" means all property of Tenant transferred to the assignee as part of the assignment of the leasehold estate (including, but not limited to, fixtures, leasehold improvements installed at Tenant's expense, furniture, equipment, and furnishings); and

             (ii) in the case of each and every sublease, ALL rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease, LESS all Tenant's reasonable costs actually incurred of subleasing such space, including, without limitation, broker's commissions, and base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space as and when such rent, monies, property and consideration is received by Tenant as sublessor.

     B. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

                C. If Tenant is a corporation the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers during any consecutive 12-month period during the demised term of this Lease, whereby fifty percent (50%) or more of the issued and outstanding shares of such corporation are transferred (but excepting transfers upon deaths of individual stockholders or transfers to affiliates or partners of entity stockholders ) from a person or persons or entities who were beneficial owners thereof at the time of the execution of this Lease to persons or entities who were not beneficial owners of shares of the corporation at the time of the execution of this Lease shall be deemed an assignment of this Lease. Notwithstanding anything in this Section 6.1.C. or this Lease to the contrary, the sale by Tenant of any of the shares of Tenant through a public offering or private placement shall not be deemed a transfer or assignment of this Lease or a subletting, license, concession agreement, mortgage or hypothecation and Landlord's consent shall not be necessary.

                Notwithstanding anything in this Article 6 to the contrary, Tenant shall have the right, without Landlord's consent, to enter into an assignment of this Lease or a transfer of rights hereunder

                (a) to any corporation or entity that (i) controls or is controlled by or is under common control with Tenant, or (ii) acquires all or substantially all of Tenant's assets, if such corporation or entity assumes in writing all of Tenant's obligations under this Lease and shall have a tangible net worth immediately after the assignment or transfer of rights which equals or exceeds Tenant's tangible net worth immediately prior thereto; or (b) as a result of a merger or reorganization, as defined in Section 181(a) of the California General Corporation Law in which Tenant is a constituent corporation, if the surviving corporation shall have a tangible net worth immediately after such merger or reorganization which equals or exceeds Tenant's tangible net worth immediately prior thereto; or (c) as a result of an exchange reorganization, as defined in Section 181(b) of the California General Corporation Law, which shares of Tenant are acquired by another corporation, the Tenant shall have a tangible net worth immediately after such exchange reorganization which equals or exceeds Tenant's tangible net worth immediately prior thereto.

     D. Landlord's rights to assign this Lease are and shall remain unqualified. Upon any sale of the demised premises and provided the assignee assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale; provided that, if Tenant is not in default, Landlord shall transfer Tenant's entire Security Deposit for the benefit of such assignee.

     E. The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this
Section 6.1.

                   ARTICLE 7 - TENANT'S ADDITIONAL AGREEMENTS

     Section 7.1. Landlord acknowledges that it is not the intent of this
Article 7 to prohibit Tenant from operating its business as described in Article 8 of this Lease or to unreasonably interfere with the operation of Tenant's business and Tenant may operate its business according to the custom of Tenant's industry provided Tenant complies with the terms of the Lease. Tenant agrees at all times during the demised term to: (A) Keep the demised premises in a neat and clean condition. (B) Promptly remove all waste, garbage or refuse from the demised premises. (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the building and/or the demised premises unless the same are made necessary by act or work performed by Tenant or the nature of Tenant's business. (D) Prevent the escape from the demised premises of all fumes, odors and other noxious substances which may constitute a nuisance or interfere with other tenants.

     Section 7.2. Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord's written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises. (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises. (C) Change the exterior color of the demised premises or of the building in which the same are situate, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord. (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant's use. (E) Use the plumbing facilities for any purpose other than that for which they were constructed or unlawfully dispose of any foreign substance therein. (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts. (G) Deface any portion of the building or improvements in which the demised premises are located, normal usage excepted. In the event any portion of the building is defaced or damaged by Tenant (normal wear and tear excepted given Tenant's permitted usage of the demised premises), Tenant agrees to repair such damage. (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public. (I) Install, maintain or operate any sign except as approved in writing by Landlord and in accordance with applicable governmental restrictions and approvals. Tenant shall be entitled to one building sign (which may be installed on Tenant's occupancy of the 200 Constitutuion Drive portion of the demised premises), and to the existing monument sign for the demised premises. (J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises, except for an outdoor blockhouse or other structure in compliance with local ordinances and subject to Landlord's approval. (K) Use the demised premises for retail or residential purposes.

     Section 7.3. Tenant agrees that it will not at any time during the demised term: (A) Perform any act or carry on any practice which may injure the demised premises. (B) Burn any trash in or about the demised premises. (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways. (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose. (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

     Section 7.4. Except as provided in Section 7.1. and subject to Section 3.1., Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon reasonable request of Landlord.

     Should any illegal discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises due to Tenant's use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of the governmental body having jurisdiction thereover. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys' fees) incurred by Landlord as a result of Tenant's breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution, regardless of whether such liability, cost, or expense arises during or after the demised term, unless such liability, cost or expense is caused by the negligence of Landlord.

     Tenant shall pay all amounts due Landlord under this section, as additional rent, within sixty (60) days after any such amounts become due.

                           ARTICLE 8 - USE OF PREMISES

     Section 8.1. Tenant shall use the demised premises solely for general office, biomedical research and development, and for no other purposes without Landlord's written consent.


              ARTICLE 9 - INDEMNITY AND PUBLIC LIABILITY INSURANCE

     Section 9.1.A. Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage caused to any person, or to the property of any person occurring during the demised term in or about the demised premises, the sidewalks (if any) adjoining the same arising from Tenant's use of the demised premises or the conduct of Tenant's business therefrom, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs, except to the extent such claims result from Landlord's negligent acts or willful misconduct.

     B. Landlord agrees to indemnify and save harmless Tenant from and against all claims arising from any act, omission or negligence of Landlord, or its contractors, licensees, agents, servants, invitees or employees, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs, except to the extent such claims result from Tenant's negligent acts or willful misconduct.

     Section 9.2. Tenant agrees to maintain in full force during the demised term a policy of public liability and property damage insurance under which Landlord (and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance) and Tenant are named as insureds. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Each such policy shall be issued by an insurance carrier licensed to do business in the State of California with a Best's rating of "A" or better and financial category "IX" or better, be noncancelable with respect to the Landlord and Landlord's said designees without twenty (20) days' written notice to the Landlord and Landlord's said designees, and a duplicate original or certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to expiration of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

     If after applicable periods of notice and cure Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide duplicate originals or certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

     Section 9.3. Except for Landlord's negligence and/or willful misconduct, Tenant agrees to use and occupy the demised premises and to use all other portions of the Business Park (shown on Exhibit "B" hereto) (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law the Landlord, and its agents, servants, contractors and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein. Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the demised term.


                    ARTICLE 10 - FIRE INSURANCE AND CASUALTY

     Section 10.1. If the demised premises should be damaged or destroyed during the demised term by any casualty insurable under Landlord's standard fire and extended coverage insurance policies, Landlord shall (except as hereinafter provided and subject to Section 10.11) (a) restore the portion of the building and/or demised premises so damaged or destroyed to the same condition as it was in immediately before such destruction; (b) Landlord shall not be required to restore alterations or improvements made by Tenant or Tenant's personal property unless they are an integral part of the demised premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the responsibility of Tenant to restore; and (c) such damage or destruction shall not terminate this Lease. Landlord's obligation under this Section shall in no event exceed either (A) the scope of the work done by Landlord in the original construction of such building (including any work made necessary on account of changes in applicable building codes), or (B) the proceeds of the insurance policy Landlord has agreed to keep on the building and the demised premises insuring against loss or damage by such fire and extended coverage insurance, with a full replacement cost endorsement, if reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Landlord may carry any deductible under said insurance Landlord elects; provided that Landlord's obligation to repair will include the amount of said deductible and

Tenant agrees to reimburse Landlord for any such deductible used for repair up to the amount of $10,000.00. Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

     Section 10.2. Tenant's base rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

     Section 10.3. If the building or o the demised premises should be damaged or destroyed to the extent of 33-1/3% or more of the then monetary value thereof or if Landlord determines that the cost of restoration exceeds the amount of insurance proceeds relating to such destruction actually recovered by Landlord by an event described in Section 10.1., then Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days of such damage or destruction.

     If Landlord does not elect to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in Section 10.1. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord's obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises (including any work made necessary on account of changes in applicable building codes).

     Section 10.5. Landlord shall maintain and Tenant agrees in addition to any rent provided for herein to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof. This Section expressly permits the Landlord to carry standard fire and extended coverage policies to the extent of one hundred percent (100%) of the insurable value and Landlord agrees that said policies will, if available, carry full replacement cost endorsement.

     Section 10.6. During the demised term, Tenant shall carry, at its expense, insurance against loss and damage by fire with an "All Risk" endorsement for the full insurable value of Tenant's trade fixtures, furnishings, operating equipment and personal property, including wall coverings, carpeting and drapes, if installed by Tenant. Landlord and Landlord's mortgagee shall be named as additional insureds under said policy which shall be noncancelable with respect to Landlord and Landlord's mortgagee without twenty (20) days' prior written notice. A certificate evidencing such coverage shall be delivered to Landlord on or before the commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy. Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry. If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord after the applicable period of notice and cure, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

     Section 10.7. In the event the demised premises or the building shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's fire and extended coverage insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the demised premises or the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the demised premises or the building, in which event this Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within thirty (30) days of any such damage or casualty.

     Section 10.8. Upon any termination of this Lease under the provisions of this Article 10, the rent shall be adjusted and shall terminate as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid and except for any prepaid rent and security deposits, and except for obligations that are designated as surviving such termination.

     Section 10.9. Notwithstanding anything in this Article 10 or elsewhere in this Lease to the contrary, Landlord may maintain any insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance, owner's protective liability insurance or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof.

     Section 10.10. Notwithstanding anything to the contrary in the Lease, the parties hereto release each other and their respective agents, employees, officers, independent contractors, licensees, invitees, customers of, or retained by, either party, successors, assignees and subtenants from all claims for damage, loss or injury to the building, the demised premises, and to the fixtures, alterations and improvements of either Landlord or Tenant in or on the building to the extent such damage, loss or injury is covered by any insurance policy carried, or required to be carried, by Landlord and Tenant and in force at the time of such damage. Landlord and Tenant shall cause each insurance policy taken by it pursuant to this Lease to provide that the insurance company waivers all right of recovery by way of subrogration against Landlord or Tenant in connection with any damage, loss or injury covered by such policy.

      Section 10.11. Notwithstanding any other provision of this Lease to the contrary, in the event of any casualty to the building or the demised premises (insured or uninsured) which Landlord is required, or otherwise elects, hereunder to repair, which casualty substantially interferes with Tenant's business on the demised premises and the extent of which casualty is such that it would take, in Landlord's reasonable opinion, longer than one hundred fifty
(150) days to complete the necessary repairs or reconstruction thereof as indicated in a notice from Landlord given to Tenant within thirty (30) days of any damage or destruction, then, in that event, Tenant may terminate this Lease by written notice to Landlord given within twenty (20) days after the date of Landlord's notice to Tenant. If Tenant does not elect to terminate the Lease then Landlord shall commence the necessary repair or reconstruction and diligently prosecute the same to completion as hereinabove provided.


                               ARTICLE 11 - REPAIR

     Section 11.1. Landlord agrees, at Landlord's sole expense, to repair structural portions of the building (including, without limitation, the structural foundation, structural exterior and bearing walls and structural portions of the roof) on the demised premises throughout the life of the Lease. Structural defects and maintenance shall not be deemed to include minor cracks or fissures in walls or floors which do not affect the structural integrity of such walls or floors, nor the requirement of painting or caulking such cracks or fissures. Landlord shall also, at Landlord's expense, repair damage to the building and demised premises (i) caused by the negligence or willful misconduct of Landlord, its employees, agents, invitees, or contractors to the extent not covered by insurance (exclusive of any deductibles referenced in Section 10.1.) carried, or required to be carried, by Landlord or Tenant hereunder or (ii) resulting from a latent defect in the design or construction of the building and occurring during the first year of the demised term.

     Section 11.2. Tenant agrees during the demised term or any extension thereof to maintain the interior of the building on the demised premises, and every part thereof, except as to work to be performed by Landlord under Sections
11.1. and 11.3. Tenant further agrees to clean, inside and out, all of the glass on the exterior of the building which is part of the demised premises. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance and after applicable cure periods, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord's costs of providing such maintenance.

     Section 11.3 Subject to Landlord's obligations pursuant to Section 11.1, Landlord shall provide the following services and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease within thirty (30) days of Tenant's receipt of Landlord's notice thereof, reimburse Landlord for Landlord's gross costs of: (i) maintaining, repairing and replacing the roof (subject to the provisions of Section 11.5); (ii) painting, maintaining and repairing the exterior of the building; (iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms; (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord's expense per Section 11.1. Tenant shall also, within thirty (30) days of Tenant's receipt of Landlord's notice thereof, reimburse Landlord for Landlord's gross costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant (subject to the provisions of Section 11.5). Landlord's said gross costs as used in this Section 11.3. shall include all reasonable costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements which costs and expenses shall be competitive with the cost of comparable maintenance, repair or replacements performed elsewhere in the City of Menlo Park for buildings and demised premises comparable to the building and demised premises leased to Tenant hereunder. Tenant shall have the right to inspect, make copies of and audit, upon prior written notice and not more than once during any year, Landlord's books and records with respect to such costs and expenses.

     Section 11.4. If during the term of this Lease Landlord's insurance carrier requires the installation of an Ansul Fire Control System or its equivalent, or any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed at the sole cost of the Tenant within the time specified in writing by Landlord's insurance carrier.

     Section 11.5. Notwithstanding the provisions of Section 11.3. and Section
18.3. hereof, Tenant's obligation to reimburse Landlord for costs associated with the replacement of (as opposed to repairs and maintenance) the roof, the heating, ventilating and air-conditioning units furnished by Landlord, the paved parking areas or other hardscape areas in the Parking and Accommodation Areas described in Article 18 or the plumbing and electrical systems serving the demised premises and located under the slab of the building or underground, during the demised term, and any option period, shall be limited to a proportionate share of such replacement costs calculated by multiplying the cost of any such replacement by a fraction, the numerator of which is the number of years (both elapsed and not elapsed) in the demised term, including any option period which has been (or is subsequently) exercised by Tenant, and the denominator of which is the estimated useful life of the replacement based on generally accepted accounting principles. The foregoing limitation shall not apply to any costs for replacements made necessary on account of: (i) negligent acts or omissions of Tenant or its agents, employees invitees or contractors;
(ii) the particular nature of Tenant's business or operations; or (iii) equipment furnished by Tenant and maintained by Landlord.

     Section 11.6. Tenant shall have the right, but not the obligation, after applicable periods of notice and cure pursuant to Section 13.2., to cure Landlord's failure to maintain and repair the building and the demised premises as provided in Section 11.1. and deduct from rent (not exceeding one month's rent) its reasonable costs incurred in curing Landlord's failure. If, by reason of emergency, repairs become necessary which by the terms of this Lease are the responsibility of Landlord, Tenant may make such repairs which in the reasonable opinion of Tenant are necessary for the preservation of the demised premises, or for the safety or health of the occupants of the demised premises; provided, however, that Tenant shall use its best efforts to inform the Landlord before proceeding with such repairs.


                       ARTICLE 12 - FIXTURES & ALTERATIONS

     Section 12.1. All trade fixtures owned by Tenant and installed in the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord unless Landlord elects to require their removal which election shall be contained in a written notice to Tenant given at lease thirty (30) days prior to the expiration of the demised term, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. If Landlord elects to have Tenant remove such fixtures pursuant to this Section, and Tenant fails to remove such fixtures, Landlord may, at Landlord's sole discretion, store such fixtures at Tenant's expense.

     Section 12.2. Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed and, if granted, may be subject to such reasonable conditions as Landlord may deem appropriate; provided that, Landlord's consent shall not be required where the cost of the work is less than $10,000.00, for non-structural interior alterations, additions or improvements which do not materially affect the sprinkler system and/or mechanical/electrical system or require removal or modification of improvements installed by Landlord, and provided further that Tenant shall notify Landlord of any such alterations, additions or improvements, and provide plans or other suitable description thereof. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant's sole cost and expense in accordance with the plans and specifications therefor and Tenant agrees to provide Landlord with an "as built" set of plans and specifications after any such work is completed. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys' fees) and any and all liens resulting therefrom. All alterations, decorations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), except furniture, removable paneling and partitions, wall fixtures and trade fixtures, security and computer installations, personal property, appliances and equipment which do not become permanently affixed to the demised premises, shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term. Upon the expiration or sooner termination of the demised term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, decorations, additions or improvements made by Tenant, designated by Landlord to be removed at the time Landlord gave Tenant written notice of Landlord's approval of such alterations, additions or improvements and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal.


                              ARTICLE 13 - REMEDIES

     Section 13.1. Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continue for five (5) days after the date such payment is due, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

     (1) The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant's right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord's rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the reasonable provision of security, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant's right of possession, unless Landlord elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair, remodel and renovate the demised premises at the expense of Tenant and as deemed reasonably necessary by Landlord.

        (2) Landlord shall have the right to terminate Tenant's possession of the demised premises, and if Tenant's right to possession of the demised premises is terminated by Landlord, Tenant agrees to pay to Landlord on demand
(i) the worth at the time of the award of all unpaid rent earned at the time of termination; (ii) the amounts by which the unpaid rent which would have been earned after the date of termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the demised term of this Lease after the time of the award exceeds the amount of rental loss that Tenant proves could be reasonably be avoided;
(iv) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease. The right to possession of the demised premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the demised premises. The "worth at the time of the award" of the amounts referred to in clauses (i) and (ii) above is to be computed by allowing interest at the maximum rate permitted by applicable law. The worth at the time of the award of the amount referred to in clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal

Reserve Bank of San Francisco at the time of the award plus one percent (1%). In the event that Landlord seeks to recover the amount due, Landlord shall be entitled to recover the amounts specified in paragraphs (a) (1), (a) (2) and (a)
(4) of Section 1951.2 of the Civil Code of California as such section reads at the date of this Lease, together with interest on said amounts at the maximum legal rate from the dates they were due. Landlord shall be required to mitigate damages by making a good faith effort to re-let the demised premises.

     (3) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

     Section 13.2. Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.


                             ARTICLE 14 - BANKRUPTCY

     Section 14.1. If any of the following events occur:

     (1) The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act (unless, in the case of an involuntary petition filed against Tenant such petition is not dismissed within sixty (60) days after its original filing);

     (2) The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts (unless possession is restored to Tenant within sixty (60) days after such appointment);

     (3) The assignment of the property of Tenant for the benefit of creditors;

     (4) The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed (unless, in the case of an involuntary petition filed against Tenant such petition is not dismissed within sixty (60) days after its original filing);

     then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as provided in Article 13.


                       ARTICLE 15 - SURRENDER OF PREMISES

     Section 15.1. Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in Sections 12.1. and 12.2.) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided.


                           ARTICLE 16 - EMINENT DOMAIN

     Section 16.1. If during the demised term, or during the period of time between the execution of this Lease and the commencement date, there is any taking of all or any part of the demised premises or any interest in this Lease by the exercise of any governmental power, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the proceeding a "Condemnor"), or voluntary sale or transfer by Landlord to any Condemnor, either under the threat of condemnation or while legal proceedings from Condemnation are pending (any of the preceding a "Condemnation"), the rights and obligations of Landlord and Tenant shall be determined pursuant to this Article. If such condemnation is of the entire demised premises, then this Lease shall terminate on the date the Condemnor has the right to possession of the demised premises (the "Date of Condemnation"). If such condemnation is of any portion, but not all, of the demised premises, then this Lease shall (subject to Section 16.4.) remain in effect, except that, if the remaining portion of the demised premises is, in Tenant's reasonable judgment, rendered unsuitable for Tenant's continued use of the demised premises, then Tenant may elect to terminate this Lease by so notifying Landlord in writing (the "Termination Notice") within thirty (30) days after the date that the nature and extent of the Condemnation has been determined. Such termination shall be effective on the Date of Condemnation. If Tenant does not give Landlord the Termination Notice within such thirty (30) day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the demised premises are restored as set forth below) base rent and additional rent shall be reduced by the ratio of (i) the area of the demised premises taken to (ii) the area of the demised premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this Section, if, within twenty (20) days after Landlord's receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining demised premises so that the area of the demised premises will be substantially the same after the Condemnation as it was before the Condemnation, and Landlord commences the restoration promptly and completes it within ninety (90) days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that base rent and additional rent shall be abated or reduced during the period from the Date of Condemnation until the completion of such restoration by the ratio of
(A) the area of the demised premises taken to (B) the area of the demised premises immediately prior to the Date of Condemnation.

     Section 16.2. Each party waives the provisions of Code of Civil Procedure
Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

     Section 16.3. All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation, if, and to the extent, factored into the condemning authority's award.

     Section 16.4. If more than thirty-three percent (33%) of the floor areas of the demised premises shall be taken under power of eminent domain, or if more than fifty percent (50%) of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

     Section 16.5. If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.


                        ARTICLE 17 - REAL PROPERTY TAXES

     Section 17.1. Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such computation thereof. If the term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant's liability for taxes for the last partial lease year shall be prorated on an annual basis.

     Section 17.2. If the demised premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

     Section 17.3. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the demised premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

     If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

     Section 17.4. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid to any instrumentality of local, state or federal government in connection with parking on the demised premises, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in Article 18 either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord in accordance with applicable governmental requirements to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

     Section 17.5. Notwithstanding the provisions of Article 17 hereinabove, Tenant shall pay any increase in "real property taxes" resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

     Section 17.6. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

     Section 17.7. Notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible for the payment of any municipal, county, state or federal income, franchise, estate, successor, inheritance or transfer taxes of Landlord.

     Section 17.8. Tenant at its cost, shall have the right, at any time, to contest any real property and personal property taxes that are to be paid by Tenant. If Tenant contests the real property and/or personal property taxes, Tenant shall do so by making payment of such taxes "under protest" and thereafter proceeding with its contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provision of any law require that the proceeding or contest be brought by or in the name of Landlord or any other owner of the demised premises. In that case, Landlord shall join the contest or permitted to be brought in Landlord's name so long as Landlord is not required to bear any cost. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.


                  ARTICLE 18 - PARKING AND ACCOMMODATION AREAS

     Section 18.1. Landlord grants to Tenant during the demised term the non-exclusive right to use the parking facilities and other areas provided and designated as "Parking and Accommodation Areas" and consisting, in part, of 88 parking spaces as depicted on Exhibit "A-1" hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents and employees, its customers' licensees and invitees while working or visiting Tenant. Tenant will endeavor to cause its officers, agents and employees to park their automobiles only in the Parking Areas provided for the demised premises and Tenant specifically will endeavor to cause such officers, agents and employees to not park on any public streets in the vicinity of the demised premises. Except as provided in Section 17.4., Landlord shall not charge parking fees for such right to use parking facilities.

     Section 18.2. All parking areas and facilities furnished by Landlord in the Parking and Accommodation Areas, including but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas in the Parking and Accommodation Areas, mentioned in this Article and Tenant agrees to abide by and conform therewith. Landlord shall have the right, so long as Landlord does not reduce the number of parking spaces depicted on Exhibit "A- 1" or permanently materially and adversely interfere with Tenant's use and enjoyment of the Parking and Accommodation Areas, to construct, maintain and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct (at Landlord's sole cost and expense) surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close if necessary all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be for the convenience and use thereof by Tenant, and its respective employees and visitors.

     Section 18.3. Tenant agrees during the demised term to pay to Landlord an annual charge which shall be Landlord's actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this
Article in the Parking and Accommodation Areas. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual costs for such operation, maintenance and replacement for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

     Landlord's said gross costs shall consist of and include all out-of-pocket costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements in the Parking and Accommodation Areas mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall (subject to the provisions of Section 11.5.) be included in such gross costs for operation, maintenance, and/or replacement, public liability and property damage insurance; landscape maintenance; maintenance of utilities; water; cleaning of areas, facilities and improvements; operation of lighting; common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises; policing and sweeping of parking areas; supervising with attendants; repairs, replacements and maintenance; and an amount equal to ten percent (10%) of the total of all of the above for administration of the Parking and Accommodation Areas.

     Section 18.4. The Parking and Accommodation Areas included for the purpose of this Article are those shown on Exhibit "A-1" outside of the building area.


                           ARTICLE 19 - MISCELLANEOUS

     Section 19.1. Landlord and its designee shall have the right during reasonable business hours and upon reasonable notice to enter the demised premises except restricted areas as reasonably established by Tenant for security purposes (and in emergencies at all times), (i) to inspect the same,
(ii) for any purpose connected with Landlord's rights or obligations under this Lease and, (iii) for all other lawful purposes, provided, however, Landlord's entry shall not unreasonably interfere with Tenant's use and occupancy of the demised premises.

     Section 19.2. Except as provided in Section 11.6., Tenant shall not be entitled to make repairs at Landlord's expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the demised premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

     Section 19.3. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease.

     Section 19.4. If Tenant should hold over after the demised term and any extension thereof as herein provided for without Landlord's prior written consent, then such holding over shall be construed as a tenancy from month to month at a rent 150% of that provided for under the monthly rental of the principal term of this Lease.

     Section 19.5. Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

     Section 19.6. Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

     Section 19.7. Subject to Article 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

     Section 19.8.

     A. Tenant shall promptly pay all sums of money in respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant's agents, employees, contractors or subcontractors, that may be secured by any mechanic's, materialmen's, supplier's or other liens against the demised premises or Landlord's interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond of a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law; and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or if contested to provide such bond and indemnification, shall constitute a default under this Lease and in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys' fees, shall be due and payable by Tenant to Landlord forthwith on demand.

     B. At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

     Section 19.9.

     A. Tenant shall deposit with Landlord the sum specified in Section 2.4.(B) hereof as a "Security Deposit". The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

     B. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, which payments Landlord is permitted by the terms hereof to make, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof apply the entire Security Deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of rent or additional rent or loss or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rent and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant at the end of the demised term.

     C. In the event of bankruptcy or other similar proceedings listed in
Article 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

     D. In the event Landlord delivers the Security Deposit to the purchaser of Landlord's interest in the demised premises, Landlord, after written notice to Tenant of said delivery, shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transferees.

     Section 19.10. All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party, if sent by overnight carrier or United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

     If sent to Tenant, the same shall be addressed to the Tenant at 194-200 Constitution Drive, Menlo Park, California 94025, or at such other place as Tenant may from time to time designate by notice to Landlord.

     If sent to Landlord, the same shall be addressed to Landlord at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time designate by notice to Tenant.

     Any such notice when sent by overnight carrier or certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing.

     Section 19.11. As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association.

     Section 19.12. In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys' fees, actually incurred.

     Section 19.13. Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

     Section 19.14. Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

     Section 19.15. Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

     Section 19.16. The Tenant warrants that the Tenant has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease excepting only Cornish & Carey, whom Landlord agrees to pay whatever commission may be due. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

     Section 19.17. This Lease shall be subject and subordinate to any ground lease, mortgage or deed of trust now or hereafter encumbering all or any portion of the demised premises. As a condition precedent to the effectiveness of any such subordination of this Lease to any future ground lease, mortgage or deed of trust, and with respect to each existing ground lease, mortgage or deed of trust, Landlord shall provide (or, in the case of a ground lease, mortgage or deed of trust existing as of the date of this Lease, use its best efforts to provide) to Tenant a commercially reasonable nondisturbance and attornment agreement in favor of Tenant executed by the ground lessor, mortgagee or trust deed beneficiary, as the case may be, which shall provide that Tenant's quiet possession of the demised premises and Tenant's rights under this Lease shall not be affected or disturbed so long as Tenant is not in default under the provisions of this Lease. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant's interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture.

     Section 19.18. Landlord reserves the right during the last six months of the demised term of this Lease or the last six months of any extension hereof to enter the property during normal working hours upon reasonable notice for the purpose of showing the demised premises except restricted areas reasonably established by Tenant for security purposes to prospective tenants or purchasers and to place signs (for the last year) on the demised premises advertising the property for lease or sale.

         IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:                                   LANDLORD:

GERON CORPORATION,                        DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation                    a California corporation

By: /s/ Geron Corporation                 By: /s/ David D. Bohannon Organization
   ---------------------------                ----------------------------------
         Vice President                               Vice President

By: /s/ Geron Corporation                 By: /s/ David D. Bohannon Organization
   ---------------------------                ----------------------------------
                                                     Assistant Secretary

                                   EXHIBIT "A"

                            BOHANNON INDUSTRIAL PARK

                           194-200 CONSTITUTION DRIVE
                                 MENLO PARK, CA


                         DESCRIPTION OF DEMISED PREMISES

                                       FOR

                                   GERON CORP.


           A portion of Parcel 1 as designated on the map entitled, "Parcel Map, being a resubdivision of Lots 36, 37, 38, 39 and 40 of Bohannon Industrial Park Unit No. 7 (Vol. 60 of Maps, Page 10), Menlo Park, San Mateo County, California, "which map was filed in the office of the County Recorder of San Mateo County, State of California, on October 2, 1973, in Volume 22 of Parcel Maps at Page 26, more particularly described as follows:

           Beginning at a point from which the northerly corner of Parcel 1 bears North 67(degree) 17' West 69.00 feet and North 22(degree) 43' East 59.00 feet; thence from said point of beginning South 67(degree) 17' East 72.00 feet; thence North 22(degree) 43' East 39.00 feet; thence South 67(degree) 17' East 72.00; thence South 22(degree) 43' West 140.00 feet; thence North 67(degree) 17' West 144.00 feet and North 22(degree) 43' East 101.00 feet to the point of beginning.

           Containing approximately 17,352 square feet.

                         [BOHANNON INDUSTRIAL PARK MAP]

                            BOHANNON INDUSTRIAL PARK
                            ------------------------

                        CONSTITUTION DR. MENLO PARK/CA.

                                 EXHIBIT "A-1"
                                 -------------

                              [BOHANNON PARK MAP]

                                  EXHIBIT 'B'

                         [BOHANNON INDUSTRIAL PARK MAP]

                            BOHANNON INDUSTRIAL PARK
                            ------------------------

                         CONSTITUTION DR. MENLO PARK/CA.

                                   EXHIBIT "C"
                                  -------------